UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

Share Purchase Agreement (CRES)

On February 15, 2011, CB Richard Ellis, Inc., a Delaware corporation (“CBRE Inc.”) and wholly-owned subsidiary of the Company, and other affiliates of the Company entered into a Share Purchase Agreement (the “CRES Share Purchase Agreement”) with ING Real Estate Investment Management Holding B.V., a private limited liability company established under the laws of the Netherlands (“ING REIM”), and others. Under the terms and subject to the conditions set forth in the CRES Share Purchase Agreement, CBRE Inc. would acquire ING REI Clarion Holding, Inc., a Delaware corporation and wholly-owned subsidiary of ING REIM (“CRES”). Prior to the closing of the acquisition of CRES, ING REIM will sell the Clarion Partners business unit of ING REIM to a third-party or transfer it to an affiliate of ING REIM, as a result of which the acquisition of CRES will exclude the Clarion Partners business unit. In addition, a subsidiary of the Company would acquire certain assets held by Nationale-Nederlanden Intervest II, B.V., a private limited liability company established under the laws of the Netherlands (“NNI”), in three ING REIM managed funds (the “CRES Co-investment Assets,” and the purchase of CRES, together with the purchase of the CRES Co-Investment Assets, the “CRES Transaction”). At the closing of the CRES Transaction, the Company will purchase CRES for $330 million and the CRES Co-investment Assets at their market value (currently estimated to be $55 million) at the time of closing of the CRES Transaction, subject to adjustments (including adjustments based on the level of annualized fee revenue of the business at closing) as provided in the CRES Share Purchase Agreement.

The consummation of the CRES Transaction is conditioned upon the termination or expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as well as additional approvals from foreign regulators in Germany and The Netherlands, among others. The consummation of the CRES Transaction is also conditioned upon, among other things, ING REIM’s compliance with the material terms of the CRES Share Purchase Agreement relating to the operation and management of CRES prior to the closing of the CRES Transaction, as well as the receipt of requisite consents of investors and other parties necessary to transfer minimum levels of annualized revenue for the accounts managed by CRES. In addition, the purchase price for CRES will be adjusted based on the amount of such annualized revenue that is delivered at closing (subject to additional adjustments after closing) as set forth in more detail in the purchase price adjustment mechanic in the CRES Share Purchase Agreement.

The CRES Share Purchase Agreement may be terminated at any time prior to the consummation of the CRES Transaction by the written agreement of CBRE Inc. and ING REIM, or by written notice given by either CBRE Inc. or ING REIM to the counterparty in the event that the CRES Transaction has not been effectuated by November 15, 2011, or a later date as agreed upon by both parties.

Share Purchase Agreement (PERE)

On February 15, 2011, CBRE Inc. and other affiliates of the Company also entered into a Share Purchase Agreement (the “PERE Share Purchase Agreement,” and together with the CRES Share Purchase Agreement, the “Share Purchase Agreements”) with ING REIM and others. Under the terms and subject to the conditions set forth in the PERE Share Purchase Agreement, an affiliate of the Company would indirectly acquire certain wholly-owned subsidiaries of ING REIM in Asia and certain wholly-owned subsidiaries of ING REIM in Europe (together, “PERE”). In addition, a subsidiary of the Company may acquire interests in other funds managed by ING REIM in Europe and Asia (the “PERE Co-Investment Assets,” and the purchase of PERE together with the purchase of the PERE Co-Investment Assets, the “PERE Transaction”). At the closing of the PERE Transaction, the Company will purchase PERE for $610 million and the PERE Co-Investment Assets in an amount to be determined, subject to adjustments (including adjustments based on the level of annualized fee revenue of the business at closing) as provided in the PERE Share Purchase Agreement (the PERE Transaction together with the CRES Transaction, the “Transactions”).

The consummation of the PERE Transaction is conditioned upon approvals and grants of licenses from foreign regulators and agencies in Germany, The Netherlands, the United Kingdom and Hong Kong, among others. The consummation of the PERE Transaction is also conditioned upon, among other things, ING REIM’s compliance with the material terms of the PERE Share Purchase Agreement relating to the operation and management of PERE prior to the closing of the PERE Transaction, as well as the receipt of requisite consents of investors and other parties necessary to transfer minimum levels of annualized revenue for the accounts managed by PERE. In addition, the purchase price for PERE will be adjusted based on the amount of such annualized revenue delivered at closing (subject to certain adjustments after closing) as set forth in more detail in the purchase price adjustment mechanic in the PERE Share Purchase Agreement.

The PERE Share Purchase Agreement may be terminated at any time prior to the consummation of the PERE Transaction by the written agreement of CBRE Inc. and ING REIM, or by written notice given by either CBRE Inc. or ING REIM to the counterparty in the event the PERE Transaction has not been effectuated by December 1, 2011, or a later date as agreed upon by both parties.

Representations and Warranties

The foregoing descriptions of the Share Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the Share Purchase Agreements, which are attached as Exhibit 1.01 and Exhibit 1.02 to this Current Report on Form 8-K and are incorporated herein by reference. The Share Purchase Agreements have been included to provide investors and stockholders with information regarding their terms. The Share Purchase Agreements are not intended to provide any other factual information about the Company. The Share Purchase Agreements contains representations and warranties that the parties to the Share Purchase Agreements made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Share Purchase Agreements. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, as they were only made as of the date of the Share Purchase Agreements and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Share Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

2.01	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. and others (CRES Share Purchase Agreement)

2.02	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. and others (PERE Share Purchase Agreement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.01	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. and others (CRES Share Purchase Agreement)

2.02	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. and others (PERE Share Purchase Agreement)